Exhibit 99.11

HOULIHAN LOKEY HOWARD & ZUKIN

INVESTMENT BANKING SERVICES

www.hlhz.fr

Private & Confidential

The Directors

Groupe Eurotunnel S.A.
19, Boulevard Malesherbes 75008

Paris

3 April 2007

Dear Sirs,

Groupe Eurotunnel S.A.’s offer for Eurotunnel units (each unit comprising one share of Eurotunnel S.A. and one share of Eurotunnel P.L.C.) (the Offer)

We refer to the offer document to be published in connection with the Offer (the Offer Document). We hereby consent to the publication of the Offer Document with the inclusion of the report prepared by us in Chapter 4 of the Offer Document and our name, in the form and context in which it appears.

Yours faithfully.

Houlihan Lokey Howard & Zukin (Europe) Limited

/s/ Jean Florent Rérolle
Jean Florent Rérolle
Managing Director

Houlihan Lokey Howard & Zukin  (Europe) Limited, Paris Branch

Paris • 15/17, rue Auber • 75009 Paris • RCS Paris 483 265 013 • Tél: +33 1 75 00 14 00 • Fax: +33 1 75 00 14 99

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